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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements, Form S-8 No. 333-101121 pertaining to the Pactiv Corporation 2002 Incentive Compensation Plan, Form S-8 No. 333-33484, pertaining to Pactiv Corporation Employee Stock Purchase Plan, and Form S-8 No. 333-90333, pertaining to Tenneco Packaging Inc. Thrift Plan for Hourly Employees of Tenneco Packaging and Tenneco Packaging Thrift Plan, of our reports dated March 15, 2006, with respect to the consolidated financial statements and schedule of Pactiv Corporation, Pactiv Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Pactiv Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP
Chicago, Illinois
March 15, 2006